Exhibit 99.1

Contact: Darren Daugherty Director, Investor Relations (281) 492-5370

Diamond Offshore Announces First Quarter 2015 Results

•	Reports loss of $1.86 per share

•	Records impairment charge of $319 million after tax, or $2.33 per share

•	Records restructuring charge of $4 million after tax, or $0.03 per share

•	Declares Regular Cash Dividend of $0.125 per share

•	Announces plans to scrap three mid-water semisubmersibles

HOUSTON, May 4, 2015 — Diamond Offshore Drilling, Inc. (NYSE: DO) today reported a net loss of $256 million, or $1.86 per share, in the first quarter of 2015, compared to net income of $146 million, or $1.05 per share, in the first quarter of 2014. Revenues in the first quarter of 2015 were $620 million, compared to revenues of $709 million in the first quarter of 2014.

Results for the quarter included a non-cash charge of $319 million after tax, or $2.33 per share, associated with the impairment of eight drilling units, three of which are to be retired and scrapped. The units to be retired are the mid-water semisubmersibles Ocean Saratoga, Ocean Worker and Ocean Yorktown, which are all cold stacked in the U.S. Gulf of Mexico. Other rigs included in the impairment group are the mid-water semisubmersibles Ocean Ambassador, Ocean General, Ocean Lexington, Ocean Nomad and the drillship Ocean Clipper.

The Company also recognized a charge during the quarter of $4 million after tax, or $0.03 per share, related to restructuring and employee separation-related costs.

“We have continued to implement cost savings measures while maintaining our focus on safe operations and delivering performance for our clients,” said Marc Edwards, President and Chief Executive Officer. “Our first-quarter safety statistics were the best that we have recorded.”

“During the second quarter, our next two newbuild drillships will begin working in the Gulf of Mexico, and the yard will complete our fourth drillship, which will also be headed to the U.S., where all four of drillships will work on term contracts extending into 2019 or beyond,” added Mr. Edwards.

In addition, the Company announced that it has declared a regular quarterly dividend of $0.125 per share, payable on June 1, 2015 to shareholders of record as of May 15, 2015.

CONFERENCE CALL

A conference call to discuss Diamond Offshore’s earnings results has been scheduled for 7:30 a.m. CDT today. A live webcast of the call will be available online on the Company’s website, www.diamondoffshore.com. Those interested in participating in the question and answer session should dial 800-247-9979 or 973-321-1100, for international callers. The conference ID number is 22913137. An online replay will also be available on www.diamondoffshore.com following the call.

ABOUT DIAMOND OFFSHORE

Diamond Offshore is a leader in offshore drilling, providing contract drilling services to the energy industry around the globe with a total fleet of 35 offshore drilling rigs, including two rigs under construction. Diamond Offshore’s fleet consists of 24 semisubmersibles, one of which is under construction, five dynamically positioned drillships, one of which is under construction, and six jack-ups. Additional information about the Company and access to the Company’s SEC filings are available at www.diamondoffshore.com. Diamond Offshore is owned 53% by Loews Corporation (NYSE: L).

FORWARD-LOOKING STATEMENTS

Statements contained in this press release or made during the above conference call that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Such statements include, but are not limited to, statements concerning drilling rig deliveries, operations and timing; contract effectiveness, effective dates and estimated duration; plans regarding retirement and scrapping of drilling rigs; future impairments; future dividends; expectations of future backlog, revenue, operating costs and performance; future liquidity, financial condition, market conditions, commodity prices and strategic opportunities; revenue expected to result from backlog; future credit ratings; future dayrates, future status, start and end dates and future contracts and availability; future contract opportunities and termination rights; contract noncompliance by customers and other third parties; utilization, surveys, downtime and other aspects of the Company’s drilling rigs; statements concerning customer discussions and outcomes thereof and the impact of these and related events on the Company’s operations and revenues; rigs being upgraded or to be upgraded and rigs under construction; and other statements that are not of historical fact. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission, and readers of this press release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These risk factors include, among others, risks associated with worldwide demand for drilling services, level of activity in the oil and gas industry, renewing or replacing expired or terminated contracts, contract cancellations and terminations, maintenance and realization of backlog, competition and industry fleet capacity, impairments and retirements, declaration of dividends, operating risks, changes in tax laws and rates, regulatory initiatives and compliance with governmental regulations, construction of new builds, casualty losses, and various other factors, many of which are beyond the Company’s control. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

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DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2015	2014

Revenues:
Contract drilling	$599,577	$685,308
Revenues related to reimbursable expenses	20,479	24,116

Total revenues	620,056	709,424

Operating expenses:
Contract drilling, excluding depreciation	350,658	369,790
Reimbursable expenses	20,092	23,666
Depreciation	137,299	107,011
General and administrative	17,452	22,827
Impairment of assets	358,528	—
Restructuring and separation costs	6,168	—
Gain on disposition of assets	(611)	(147)

Total operating expenses	889,586	523,147

Operating (loss) income	(269,530)	186,277

Other income (expense):
Interest income	583	408
Interest expense	(23,982)	(18,155)
Foreign currency transaction gain (loss)	5,590	(1,178)
Other, net	221	327

(Loss) income before income tax (benefit) expense	(287,118)	167,679

Income tax benefit (expense)	31,409	(21,869)

Net (loss) income	$(255,709)	$145,810

(Loss) income per share	$(1.86)	$1.05

Weighted average shares outstanding:
Shares of common stock	137,151	138,469
Dilutive potential shares of common stock	—	4

Total weighted average shares outstanding	137,151	138,473

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended
	Mar 31,	Dec 31,	Mar 31,
	2015	2014	2014

REVENUES
Floaters:
Ultra-Deepwater	$251,396	$285,991	$205,794
Deepwater	138,770	115,777	146,559
Mid-water	176,357	231,933	285,979

Total Floaters	566,523	633,701	638,332
Jack-ups	33,054	40,675	46,976

Total Contract Drilling Revenue	$599,577	$674,376	$685,308

Revenues Related to Reimbursable Expenses	$20,479	$945	$24,116

CONTRACT DRILLING EXPENSE
Floaters:
Ultra-Deepwater	$154,539	$133,103	$123,530
Deepwater	63,675	66,093	71,949
Mid-water	99,320	119,763	134,046

Total Floaters	317,534	318,959	329,525
Jack-ups	21,570	25,268	28,029
Other	11,554	14,428	12,236

Total Contract Drilling Expense	$350,658	$358,655	$369,790

Reimbursable Expenses	$20,092	$698	$23,666

OPERATING INCOME
Floaters:
Ultra-Deepwater	$96,857	$152,888	$82,264
Deepwater	75,095	49,684	74,610
Mid-water	77,037	112,170	151,933

Total Floaters	248,989	314,742	308,807
Jack-ups	11,484	15,407	18,947
Other	(11,554)	(14,428)	(12,236)
Reimbursable expenses, net	387	247	450
Depreciation	(137,299)	(131,712)	(107,011)
General and administrative expense	(17,452)	(19,923)	(22,827)
Bad debt recovery	—	—	—
Gain (loss) on disposition of assets	611	(2,230)	147
Impairment of assets	(358,528)	—	—
Restructuring and separation costs	(6,168)	—	—

Total Operating (Loss) Income	$(269,530)	$162,103	$186,277

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 31,	December 31,
	2015	2014

ASSETS

Current assets:
Cash and cash equivalents	$184,775	$233,623

Marketable securities	14,016	16,033

Accounts receivable, net of allowance for bad debts	445,685	463,862

Prepaid expenses and other current assets	199,321	185,541

	843,797	899,059

Drilling and other property and equipment, net of accumulated depreciation	6,574,142	6,945,953

Other assets	117,890	176,277

Total assets	$7,535,829	$8,021,289

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current portion of long-term debt	$249,979	$249,962

Other current liabilities	521,079	606,684

Long-term debt	1,994,587	1,994,526

Deferred tax liability	413,009	530,394

Other liabilities	177,329	188,160

Stockholders’ equity	4,179,846	4,451,563

Total liabilities and stockholders’ equity	$7,535,829	$8,021,289

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

AVERAGE DAYRATES AND UTILIZATION

(Dayrate in thousands)

	First Quarter 2015			Fourth Quarter 2014			First Quarter 2014
	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)	Revised Average Dayrate (4)	Utilization (2)	Operational Efficiency (3)

Ultra-Deepwater Floaters	$497	51%	81.5%	$493	66%	90.2%	$401	66%	95.3%

Deepwater Floaters	$486	45%	95.1%	$431	48%	97.3%	$427	64%	96.0%

Mid-Water floaters	$266	49%	94.1%	$270	55%	96.8%	$278	64%	94.4%

Jack-ups	$92	66%	99.4%	$96	77%	99.5%	$94	79%	99.9%

Fleet Total			91.2%			95.5%			95.9%

(1)	Average dayrate is defined as contract drilling revenue for all of the specified rigs in our fleet per revenue earning day. A revenue earning day is defined as a 24-hour period during which a rig earns a dayrate after commencement of operations and excludes mobilization, demobilization and contract preparation days.
(2)	Utilization is calculated as the ratio of total revenue-earning days divided by the total calendar days in the period for all specified rigs in our fleet—including cold-stacked rigs, but excluding rigs under construction. As of May 4, 2015, one deepwater and four mid-water semisubmersible rigs and three jack-up rigs were cold stacked.
(3)	Operational efficiency is calculated as the ratio of total revenue-earning days divided by the sum of total revenue-earning days plus the number of days (or portions thereof) associated with unanticipated equipment downtime.
(4)	Average dayrate reported in prior periods has been revised to conform to current presentation.